Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Entergy Louisiana, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Debt	Collateral Trust Mortgage Bonds, 5.80% due March 15, 2055	Rule 457(r)	$750,000,000	$994.15	$745,612,500	0.00015310	$114,153.27
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amount					$745,612,500		$114,153.27
		Total Fees Previously Paid							$0.00
		Total Fee Offsets							$0.00
		Net Fee Due							$114,153.27

Offering Note

1

This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Tables” in Entergy Louisiana, LLC’s Registration Statement on Form S-3 (File No. 333-266624-04), which was filed on August 8, 2022. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.